Exhibit 17


                               FORM OF PROXY CARD

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                                                                     Exhibit 17

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                    PROXY SOLICITED BY THE BOARD OF TRUSTEES

          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - November 9, 2001

The undersigned hereby appoints John E. Pelletier, Thomas P. Cunningham, and Coleen Downs Dinneen, and each of them separately, proxies with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders of CDC Kobrick Investment Trust, on November 9, 2001 at 2:00 p.m. Eastern time, and at any adjournments thereof, all of the shares of each Fund of the Trust which the undersigned would be entitled to vote if personally present.

                           NOTE: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, Trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

                           Signature(s) (if held jointly):

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                           Date:  ___________________, 2001

                           [Name of Shareholder]
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL FOR WHICH THE SHAREHOLDER IS ENTITLED TO VOTE.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Trustees recommend a vote FOR Proposals 1, 2 and 3.

Please vote by filling in the appropriate box below.

1.       Approval of the acquisition of the Kobrick Growth Fund by the CDC Nvest
         Large Cap Growth Fund (see pages [        ] in the Prospectus/Proxy
         Statement) (Kobrick Growth Fund shareholders only).

           [_____]  FOR            [_____] AGAINST           [_____] ABSTAIN

2.       Approval of the acquisition of the Kobrick Capital Fund by the CDC
         Nvest Star Growth Fund (see pages [     ] in the Prospectus/Proxy
         Statement) (Kobrick Capital Fund shareholders only).

           [_____]  FOR            [_____] AGAINST           [_____] ABSTAIN

3.       Approval of the acquisition of the Kobrick Emerging Growth Fund by the
         CDC Nvest Star Growth Fund (see pages [          ] in the Prospectus/
         Proxy Statement) (Kobrick Emerging Growth Fund Shareholders only).

           [_____]  FOR            [_____] AGAINST           [_____] ABSTAIN


PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.